Exhibit 10.20

                      EXTENSION AND FIFTH AMENDMENT TO LEASE



Whereas, HMT TECHNOLOGY CORPORATION ("Tenant"), by assignment dated January 5, 1989 assumed the rights and duties of the original tenant under that certain Lease dated November 12, 1984 (as amended, the "Lease") of 1220 Page Avenue, Fremont, California, from SUN LIFE
ASSURANCE COMPANY OF CANADA ("Landlord"); and



Whereas, pursuant to that Lease, Tenant has the right to four (4), five (5) year extensions of the Lease, commencing at the end of the First Extension Term (as defined in Extension and Fourth Amendment to Lease);



Now Therefore, Tenant and Landlord hereby agree: (i) to amend the Lease, as follows;
and (ii) to exercise Tenant's right to a second extension term, amended as set forth herein.



1)     Second Extension Term
Tenant has extended the term of the Lease for an additional term (the "Second Extension Term") commencing at the end of the First Extension Term ( as defined in the Extension and Fourth Amendment to Lease) and continuing for sixty (60) months, ending on December 31, 2003. Fixed Monthly Rent for this Second Extension Term shall be calculated as follows:



Months  Per S.F./Month  Fixed Monthly Rent
        1-12    $1.03   $51,912
        13-24   $1.08   $54,432
        25-36   $1.13   $56,952
        37-48   $1.18   $59,472
        49-60   $1.23   $61,992



Tenant has the right to cancel the Lease at the end of the 18th month (June 30, 2000) and the end of the 36th (December 31, 2001) with written notice to the Landlord ("Tenants Written Notice") no later than four (4) months prior to the end of the 18th and 36th months. Should the Tenant choose to cancel the Lease, the Tenant shall pay Landlord a cancellation fee ("Cancellation Fee"). The Cancellation Fee for canceling at the end of the 18th month shall be $336,000. The Cancellation Fee for canceling at the end of the 36th month shall be $304,000. It is fully understood by all -parties that this cancellation provision has not been made a part of or incorporated into any future Extensions to the Lease that may in the future be exercised by the Tenant.




It is understood and agreed that the Lease continues to be a so-called "triple net lease" of the Premises, which comprise approximately 50,400 square feet and that Tenant hereby covenants and agrees to pay Fixed Monthly Rent to Landlord without deduction, offset, notice or demand during said Second Extension Ten-n, in advance of the first day of each calendar month, with each monthly rental payment being:



Months
1-12
13-24
25-36
37-48
49-60



Fixed Monthly Rent
$51,912 $54,432 $56,952 $59,472 $61,992



Except as amended hereby, the Lease (as amended) continues in full force and effect and shall be binding upon the parties hereto and their respective successors and assigns. Executed this 10 day of KI@ -, 1998.






SUN ASSURANCE COMPANY OF CANADA



By





For Secretary
CORPORATION